UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2009

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The following sections of the CONSOL Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”) are attached as Exhibit 99 and are incorporated herein by reference:

1.	Item 6—Selected Financial Data

2.	Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations

3.	Item 8—Financial Statements and Supplementary Data

The following consolidated financial statements of CONSOL Energy Inc., together with the related reports of independent registered public accounting firms are included herein:

•	Reports of Independent Registered Public Accounting Firms
•	Consolidated Statements of Income for the Years Ended December 31, 2008, 2007 and 2006
•	Consolidated Balance Sheets at December 31, 2008 and 2007
•	Consolidated Statement of Stockholders’ Equity for the Years Ended December 31, 2008, 2007 and 2006
•	Consolidated Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006
•	Notes to Audited Consolidated Financial Statements

These portions of the 2008 Form 10-K are being filed to include certain reclassifications and adjustments that were made to conform the presentation and disclosure therein to CONSOL Energy Inc.’s current presentation, as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.

Such reclassifications and adjustments have no impact on previously reported net income or stockholders’ equity attributable to CONSOL Energy Shareholders.

Item 9.01	Financial Statements and Exhibits.

23.1 Consent of Ernst & Young LLP

23.2 Consent of PricewaterhouseCoopers LLP

99.1 Certain portions of CONSOL Energy Inc.’s 2008 Form 10-K, as listed in Item 8.01, above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ William J. Lyons
William J. Lyons Executive Vice President and Chief Financial Officer

Dated: June 26, 2009

Exhibit Index

23.1 Consent of Ernst & Young LLP

23.2 Consent of PricewaterhouseCoopers LLP

99.1 Certain portions of CONSOL Energy Inc.’s 2008 Form 10-K, as listed in Item 8.01.